                                Six Months Ended            Three Months Ended
                                     June 30                      June 30
                               1998           1997          1998          1997
Basic:

Average shares
  outstanding               18,297,418     18,116,990     18,415,792    18,133,025

Net earnings applicable
  to common stock and
  common stock
  equivalents              $10,591,000     $9,805,000     $5,686,000  $5,418,000

Basic earnings per share         $0.58          $0.54          $0.31         $0.30


Diluted:
  Average shares
  outstanding               18,297,418     18,116,990     18,415,792    18,133,025

Net effect of dilutive
  stock options based on
  treasury stock method
  using the average
  market price to
  common stock and
  common stock
  equivalents                  121,337        56,444        133,828         50,934

Average number of common
  shares and common
  equivalent shares         18,418,755    18,173,434     18,549,620     18,183,959

Net earnings applicable
  to common stock and
  common stock
  equivalents              $10,591,000    $9,805,000     $5,686,000     $5,418,000

Diluted earnings
  per share                      $0.58         $0.54          $0.31          $0.30
